Exhibit 3.1

[SEAL]	ROSS MILLER
Secretary of State
206 North Carson Street	In the office of	Document Number
Carson City, Nevada 89701-4299		20080400348-59
(775) 684 5708	ROSS MILLER	Filing Date and Time
Website: secretaryofstate.biz	Ross Miller	06/12/2008 3:30 PM
	Secretary of State	Entity Number
	State of Nevada	E0378322008-5
Articles of Incorporation
(PURSUANT TO NRS 78)

1.	Name of Corporation:	Gold Dragon Enterprises Inc.

2.	Resident Agent	Business Filings Incorporated
	Name and Street Address:	Name
	(must be a Nevada address	6100 Neil Road, Suite 500,			Reno	Nevada	89511
	where process may be	(MANDATORY) Physical Street Address			City	State	Zip Code
served)
		(OPTIONAL) Mailing Address			City	State	Zip Code

3.	Shares:
	(number of shares	Number of shares		Par value		Number of shares
	corporation is	with par value:	seventy five million	per share: $	($0.0001)	without par value:
	authorized to issue		(75,000,000)

4.	Name & Addresses	1.			Yuankun Deng
	Of the Board of	Name
	Directors/Trustees:	3-9 Qianbolilou Chunliujie, Shabekouqu			Dalian	China
	(attach additional page	Street Address			City	State	Zip Code
	there is more than 3	2.
	directors/trustees)	Name

		Street Address			City	State	Zip Code
3.
Name

		Street Address			City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional - see instructions)	To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6.	Names, Address	Business Filings Incorporated, Mark Williams, A.V.P.			MARK WILLIAMS
	and Signature of	Name			Signature
	Incorporator:	8040 Excelsior Drive, Suite 200			Madison	WI	53717
	(attach additional page	Address			City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of Acceptance
	of Appointment of	MARK WILLIAMS				July 3, 2008
	Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company				Date

This form must be accompanied by appropriate fees.